EXHIBIT 99.1

Macrovision Solutions Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

MACROVISION SOLUTIONS CORPORATION REPORTS SECOND QUARTER
FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—August 7, 2008—Macrovision Solutions Corporation (NASDAQ: MVSN) announced today second quarter 2008 revenues of $103.6 million, compared to $23.4 million for the second quarter of 2007.  Second quarter 2008 net income was $85.9 million compared to net income of $2.5 million for the second quarter of 2007. Diluted earnings per share for the quarter were $1.00, compared to $0.05 for the second quarter of 2007.  The Company’s results for the second quarter of 2008 include the results of Gemstar–TV Guide International, Inc. (“Gemstar”) from May 2, 2008, the day the Company completed the acquisition of Gemstar, to the end of the quarter.

As management believes that the inclusion of Gemstar’s operating results only in the periods since its acquisition diminish the comparative value of results from the prior year, management believes it is useful to measure the results on an Adjusted Pro Forma combined company basis, assuming the Gemstar acquisition was consummated January 1, 2007.  The Adjusted Pro Forma combined company results also exclude Macrovision’s recently sold Software and Games businesses, discontinued Hawkeye product line, and the results of TV Guide Magazine and the eMeta businesses, both of which are classified as discontinued operations. Second quarter 2008 Adjusted Pro Forma Revenues were $148.6 million, compared to $133.9 million for the second quarter of 2007.  Technology Solutions segment Adjusted Pro Forma Revenues for the second quarter 2008 were $105.9 million compared to $87.2 million for the second quarter of 2007.  Driving this growth was an increase of 38% and 15% for service provider and consumer electronics-related pro forma revenues, respectively.  Second quarter 2008 Adjusted Pro Forma EBITDA was $39.2 million.  Adjusted Pro Forma EBITDA is defined as Adjusted Pro Forma operating income, adding back non-cash items such as equity-based compensation, depreciation and amortization and items which impact comparability such as transaction, transition and integration costs, and insurance settlements.  Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma combined company operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.

The pro forma combined company results do not reflect a full quarter’s impact of anticipated synergies. By January 1, 2009, the Company expects to have realized annualized cost savings in excess of $50 million from the pro forma combined company by rationalizing head count, eliminating corporate marketing initiatives that do not fit within the Company’s plans going forward, eliminating duplicate public company and IT expenses, consolidating facilities and capturing other cost efficiencies.  During the two months ended June 30, 2008, the Company took expense reduction actions that will lead to approximately $37 million in savings on an annualized basis.

”I am pleased with our second quarter financial results, especially the performance in our core market segments - consumer electronic and service provider technology solutions,” said Fred Amoroso, President and CEO of Macrovision.  “Integration is going smoothly as a result of solid planning and execution, the strategic drivers of the Gemstar acquisition remain compelling and our pipeline for design wins and licensing opportunities are promising.”

“It is not surprising, given the widely publicized downturn in advertising markets, that our non-strategic Media Networks segment is performing below our original expectations.  Additionally, we determined that our eMeta business is not core to our technology solutions strategy and have now classified it in discontinued operations,”  added James Budge, Chief Financial Officer.  When considering the strength in the core Technology Solutions market segments – consumer electronic and service provider, offset by weakness in Media Networks and the elimination of eMeta from continuing operations, our current 2008 Adjusted Pro Forma Revenue expectations range between $600 million and $650 million and our current Adjusted Pro Forma EBITDA expectations range between $210 million and $240 million.  On a segment basis, we currently estimate our 2008 Technology Solutions segment’s Adjusted Pro Forma Revenues will range between $425 million and $465 million.  Excluding the Media Networks segment, we currently expect Adjusted Pro Forma EBITDA to range from $180 million to $210 million.  For comparative purposes, these 2008 Adjusted Pro Forma estimates assume that our acquisition of Gemstar and all of the synergies related thereto, as well as our various dispositions, were completed on January 1, 2007.”

GAAP to Adjusted Pro Forma Reconciliation
Macrovision Solutions Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are to non-GAAP pro forma measures.  The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue and Adjusted Pro Forma EBITDA are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with, GAAP.  The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to GAAP basis pro forma information.  Macrovision Solutions Corporation believes that providing Adjusted Pro Forma financial information is useful to investors. Adjusted Pro Forma financial information assumes the Gemstar and other acquisitions, divestures, and discontinued operations and product lines were effective on January 1, 2007. Further, Adjusted Pro Forma EBITDA excludes the effect of non-cash and one-time expenses that are required to be recorded under GAAP, but that Macrovision Solutions Corporation believes are not indicative of its core operating results, or that the Company expects to be incurred over a limited period of time.

As a result of the Gemstar acquisition, Macrovision Solution Corporation’s management now evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma, Adjusted Revenue and EBITDA. Management uses Adjusted Pro Forma EBITDA as a measure as it excludes depreciation, amortization, equity-based compensation, transaction costs, transition and integration costs, insurance settlements and discontinued product lines; items management does not consider to be “core costs” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures, along with GAAP measures. The income statement line items impacted in the adjustment from GAAP to the Adjusted Pro Forma presentation in this earnings release are revenue, cost of revenues, research and development, selling and marketing, general and administration, depreciation and amortization, restructuring and asset impairment charges.

For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision Solutions Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring, asset impairment charges and gain on sale of strategic investments for the same reason.  Management excludes discontinued

product lines as it believes this exclusion is as meaningful for comparability purposes as the exclusion results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision Solutions Corporation.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Macrovision Solutions Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma combined company operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.

Dial-in Information
Macrovision Solutions Corporation will hold an investor conference call at 5:00 p.m. Eastern time on August 7, 2008.  Investors and analysts interested in participating in the conference are welcome to call 800-240-7305 (or international +1 303-275-2170) and reference the Macrovision call.

The conference call can also be accessed via live webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on August 7, 2008 at 5:00 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through August 11, 2008 and can be accessed by calling 800-405-2236 (or international +1 303-590-3000) and entering passcode 11117068#.  A replay of the audio webcast will be available on Macrovision’s website approximately 1-2 hours after the live webcast ends and will remain on Macrovision’s website until our next quarterly earnings call.

About Macrovision Solutions Corporation
Macrovision Solutions Corporation is focused on providing a brilliantly simple digital home entertainment experience by delivering solutions to businesses to protect, enhance and distribute digital goods to consumers across multiple channels. Macrovision Solutions Corporation’s technologies are deployed by companies in the entertainment, consumer electronics, cable and satellite, and online distribution markets to solve industry-specific challenges and bring greater value and a more robust user experience to their customers. The result of deploying Macrovision Solutions Corporation’s solutions is a simple end user experience for discovering, acquiring, managing and enjoying digital content.  Today, Macrovision Solutions Corporation provides connected middleware, metadata on music, games, movies and television programming, media recognition, interactive programming guides, and copy protection. The Company also operates entertainment portals including http://www.tvguide.com/ and http://www.allmusic.com. Macrovision Solutions Corporation holds over 3,500 issued or pending patents and patent applications worldwide. Macrovision Solutions Corporation is headquartered in Santa Clara, California, with numerous office offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Macrovision Solutions Corporation can be found at http://www.macrovision.com/.

©Macrovision 2008. Macrovision is a registered trademark of Macrovision Solutions Corporation and its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and integration plans of the Company and statements regarding the financial impact of, expected synergies and expected cost savings from, the transactions described herein.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors included, among others, the Company’s ability to successfully integrate the merged businesses and technologies, the Company’s ability to realize the anticipated synergies and cost savings, the Company’s ability to execute on its plans to rationalize head count, eliminate corporate marketing initiatives and duplicate public company expenses, and consolidate IT and facilities expenditures, and customer demand for the technologies and integrated offerings. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2008 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

# # #

Investor Contact:
James Budge
Macrovision Solutions Corporation
+1 (408) 562-8400

Lauren Landfield
Macrovision Solutions Corporation
+1 (408) 562-8400

MACROVISION SOLUTIONS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues	$ 103,551	$ 23,409	$ 133,846	$ 57,474

Costs and expenses:
Cost of revenues	26,025	2,585	29,958	5,483
Research and development	18,089	3,056	23,162	6,513
Selling and marketing	23,444	6,233	29,866	13,740
General and administrative	17,211	6,753	25,457	13,844
Depreciation and amortization	23,266	2,737	27,135	5,453
Restructuring and asset impairment charges	-	1,025		3,081
Total costs and expenses	108,035	22,389	135,578	48,114

Operating (loss) income from continuing operations	(4,484)	1,020	(1,732)	9,360
Interest expense	(11,487)	(1,853)	(13,449)	(3,829)
Interest income and other, net	2,537	5,166	8,143	10,044
Gain on sale of strategic investments	-	-	5,238	-
(Loss) income from continuing operations before income taxes	(13,434)	4,333	(1,800)	15,575
Income tax (benefit) expense	(4,853)	3,757	(1,906)	6,470

(Loss) income from continuing operations, net of tax	(8,581)	576	106	9,105
Discontinued operations, net of tax	94,522	1,916	92,130	(905)
Net income	$ 85,941	$ 2,492	$ 92,236	$ 8,200

Basic earnings per share:

Basic (loss) income per share from continuing operations	$ (0.10)	$ 0.01	$ 0.00	$ 0.17
Basic income (loss) per share from discontinued operations	$ 1.10	$ 0.04	$ 1.32	$ (0.01)
Basic net earnings per share	$ 1.00	$ 0.05	$ 1.32	$ 0.16

Shares used in computing basic net earnings per share	86,130	53,488	70,080	52,803

Diluted earnings per share:
Diluted (loss) income per share from continuing operations	$ (0.10)	$ 0.01	$ 0.00	$ 0.17
Diluted income (loss) per share from discontinued operations	$ 1.10	$ 0.04	$ 1.31	$ (0.02)
Diluted net earnings per share	$ 1.00	$ 0.05	$ 1.31	$ 0.15

Shares used in computing diluted net earnings per share	86,130	54,633	70,162	53,961

MACROVISION SOLUTIONS CORPORATION
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$ 231,896	$ 134,070
Short-term investments	25,596	248,194
Trade accounts receivable, net	88,623	44,327
Deferred tax assets	2,396	4,563
Prepaid expenses and other current assets	33,489	12,135
Assets held for sale	50,139	79,503
Total Current Assets	432,139	522,792

Long-term marketable investment securities	74,794	57,025
Deferred tax assets	-	57,850
Property and equipment, net	80,100	10,011
Finite-lived intangible assets, net	1,198,831	78,801
Other assets	73,895	11,470
Goodwill	1,442,936	199,209
TOTAL ASSETS	$ 3,302,695	$ 937,158

LIABILITIES
Accounts payable	$ 21,006	$ 6,157
Accrued expenses	103,637	41,113
Taxes payable	20,330	1,355
Deferred revenue	14,360	7,494
Liabilities held for sale	80,636	27,959
Total Current Liabilities	239,969	84,078

Taxes payable, non-current	87,325	57,026
Long-term debt and capital lease obligations, less current portion	901,108	240,000
Deferred revenue, less current portion	7,241	-
Deferred tax liabilities, long-term, net	341,179	-
Other non-current liabilities	4,357	436
TOTAL LIABILITIES	1,581,179	381,540

STOCKHOLDERS’ EQUITY	1,721,516	555,618
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$ 3,302,695	$ 937,158

MACROVISION SOLUTIONS CORPORATION
COMBINED COMPANY REVENUE SUMMARY
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Adjusted Pro Forma Revenues
Consumer Electronics	$ 44,024	$ 38,310	$ 89,169	$ 87,019
Service Providers	45,623	32,961	91,376	70,140
All Other	16,283	15,977	33,182	35,539
Technology Solutions	105,930	87,248	213,727	192,698
TVG Network	13,007	14,666	21,588	26,106
TV Guide Network	29,631	32,026	62,887	65,840
Media Networks	42,638	46,692	84,475	91,946
	$ 148,568	$ 133,940	$ 298,202	$ 284,644

Pro forma revenues from continuing operations	$ 148,568	$ 134,509	$ 298,202	$ 286,090
Discontinued product line (Hawkeye)	-	(569)	-	(1,446)
Adjusted Pro Forma Revenues	$ 148,568	$ 133,940	$ 298,202	$ 284,644

GAAP Revenues from continuing operations
Consumer Electronics	$ 33,592	$ 14,269	$ 50,768	$ 33,899
Service Providers	27,789	773	29,434	1,408
All Other	14,333	8,367	25,807	22,167
Technology Solutions	75,714	23,409	106,009	57,474
TVG Network	8,834	-	8,834	-
TV Guide Network	19,003	-	19,003	-
Media Networks	27,837	-	27,837	-
	$ 103,551	$ 23,409	$ 133,846	$ 57,474

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008
Rolling Six Quarters of Adjusted Pro Forma Revenues
Consumer Electronics	48,709	38,310	50,300	44,200	45,145	44,024
Service Providers	37,179	32,961	39,200	40,700	45,753	45,623
All Other	19,562	15,977	19,340	22,260	16,899	16,283
Technology Solutions	105,450	87,248	108,840	107,160	107,797	105,930
TVG Network	11,440	14,666	15,517	14,991	8,581	13,007
TV Guide Network	33,814	32,026	30,975	32,643	33,256	29,631
Media Networks	45,254	46,692	46,492	47,634	41,837	42,638
Adjusted Pro Forma Revenues	150,704	133,940	155,332	154,794	149,634	148,568
Discontinued product line (Hawkeye)	877	569	405	990	-	-
Pro forma revenues from continuing operations	$ 151,581	$ 134,509	$ 155,737	$ 155,784	$ 149,634	$ 148,568

MACROVISION SOLUTIONS CORPORATION
RECONCILIATION OF ADJUSTED PRO FORMA EBITDA TO
PRO FORMA OPERATING INCOME FROM CONTINUING OPERATIONS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended	Six Months Ended
	June 30, 2008	June 30, 2008
	Total	Total

Adjusted Pro Forma EBITDA:
Technology Solutions	$ 49,499	$ 105,673
Media Networks	8,497	14,006
	57,996	119,679
Corporate Costs	(18,783)	(41,467)
Adjusted Pro Forma EBITDA	39,213	78,212
Depreciation and amortization	(32,753)	(65,243)
Equity-based compensation	(3,158)	(6,278)
Transaction costs	(8)	(681)
Transition and integration costs	(3,027)	(3,027)
Insurance settlement	-	32,500
Pro forma operating income from continuing operations	$ 267	$ 35,483

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007
	Total	Total

Adjusted Pro Forma EBITDA	33,504	86,734
Depreciation and amortization	(31,169)	(62,239)
Equity-based compensation	(2,662)	(5,535)
Transaction costs	(700)	(700)
Restructuring and asset impairment charges	(1,025)	(3,081)
Discontinued product line (Hawkeye)	(1,788)	(3,375)
Accrual reversal related to former Gemstar CEO	-	10,700
Pro forma operating income from continuing operations	$ (3,840)	$ 22,504